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                    CONSENT OF ERNST & YOUNG LLP




We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-68927 and 333-69575) of Morton Industrial Group, Inc. of our report dated April 30, 1999, with respect to the financial statements of Worthington Non-Automotive Plastics Group of Worthington Custom Plastics, Inc. included in the Form 8-K/A filed by Morton Industrial Group, Inc. dated April 15, 1999 (date of earliest event reported).